As filed with the Securities and Exchange Commission on December 17, 2015
Registration No. 033-53771
Registration No. 033-06004
Registration No. 333-01109
Registration No. 333-04611
Registration No. 333-64161
Registration No. 333-84917
Registration No. 333-41806
Registration No. 333-41808
Registration No. 333-87814

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-53771
Post-Effective Amendment No. 8 to Form S-8 Registration Statement No. 033-06004
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-01109
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-04611
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-64161
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-84917
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-41806
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-41808
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87814

UNDER
THE SECURITIES ACT OF 1933

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	3561	13-5158950
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1133 Westchester Avenue
White Plains, NY 10604
Telephone: (914) 641-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stock Option Incentive Plan (1977)
ITT Industries 1986 Incentive Stock Plan
1994 ITT Industries Incentive Stock Plan
Substitute Stock Options
ITT Industries Investment and Savings Plan for Salaried Employees
ITT Automotive ESI Savings Plan for Hourly Employees
ITT Industries 1996 Restricted Stock Plan for Non-Employee Directors
2002 ITT Industries Stock Option Plan for Non-Employee Directors

(Full title of the plans)

Mary Elizabeth Gustafsson Senior Vice President, General Counsel and Chief Compliance Officer ITT Corporation 1133 Westchester Avenue White Plains, NY 10604 (914) 641-2000	Copies to: David B. H. Martin Matthew C. Franker Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”):

•
Registration Statement No. 033-53771, originally filed by ITT Corporation (including its successors, the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 24, 1994, which registered the offering of an aggregate of 7,000,000 shares of the Company’s common stock;

•	Registration Statement No. 033-06004, previously filed with the SEC, which registered the offering of an aggregate of 6,000,000 shares of the Company’s common stock;

•
Registration Statement No. 333-01109, originally filed by the Company with the SEC on February 21, 1996, which registered the offering of an aggregate of 14,000,000 shares of the Company’s common stock;

•	Registration Statement No. 333-04611, originally filed by the Company with the SEC on May 28, 1996, which registered the offering of an aggregate of 700,000 shares of the Company’s common stock;

•
Registration Statement No. 333-64161, originally filed by the Company with the SEC on September 24, 1998, which registered the offering of an aggregate of 7,500,000 shares of the Company’s common stock;

•	Registration Statement No. 333-84917, originally filed by the Company with the SEC on August 11, 1999, which registered the offering of an aggregate of 100,000 shares of the Company’s common stock;

•	Registration Statement No. 333-41806, originally filed by the Company with the SEC on July 20, 2000, which registered the offering of an aggregate of 6,500,000 shares of the Company’s common stock;

•
Registration Statement No. 333-41808, originally filed by the Company with the SEC on July 20, 2000, which registered the offering of an aggregate of 12,000,000 shares of the Company’s common stock; and

•	Registration No. 333-87814, originally filed by the Company with the SEC on May 8, 2002, which registered the offering of an aggregate of 150,000 shares of the Company’s common stock.

Due to the passage of time, the Company has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. In accordance with undertakings made by the Company in each Registration Statement pursuant to Item 512(a)(3) of Regulation S-K to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all securities of the Company pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in White Plains, New York, on December 17, 2015.

ITT Corporation

By:	/s/ Thomas M. Scalera
Thomas M. Scalera
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these registration statements have been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Denise L. Ramos		December 17, 2015
Denise L. Ramos (Principal executive officer)	Chief Executive Officer, President and Director

/s/ Thomas M. Scalera		December 17, 2015
Thomas M. Scalera (Principal financial officer)	Senior Vice President and Chief Financial Officer

/s/ Steven C. Giuliano		December 17, 2015
Steven C. Giuliano (Principal accounting officer)	Vice President and Chief Accounting Officer

/s/ Orlando D. Ashford		December 17, 2015
Orlando D. Ashford	Director

/s/ G. Peter D’Aloia		December 17, 2015
G. Peter D’Aloia	Director

/s/ Geraud Darnis		December 17, 2015
Geraud Darnis	Director

/s/ Donald DeFossett, Jr.		December 17, 2015
Donald DeFosset, Jr.	Director

/s/ Christina A. Gold		December 17, 2015
Christina A. Gold	Director

/s/ Richard P. Lavin		December 17, 2015
Richard P. Lavin	Director

/s/ Frank T. MacInnis		December 17, 2015
Frank T. MacInnis	Director

/s/ Rebecca A. McDonald		December 17, 2015
Rebecca A. McDonald	Director

/s/ Timothy H. Powers		December 17, 2015
Timothy H. Powers	Director